Exhibit 31.3

CEO CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES OXLEY ACT OF 2002

I, Ravichandra Saligram, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of OfficeMax Incorporated; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 24, 2011	/S/ RAVICHANDRA SALIGRAM
Ravichandra Saligram
Chief Executive Officer